UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 20, 2020

URBAN EDGE PROPERTIES
URBAN EDGE PROPERTIES LP
(Exact name of Registrant as specified in its charter)

Maryland	(Urban Edge Properties)	001-36523	(Urban Edge Properties)	47-6311266
Delaware	(Urban Edge Properties LP)	333-212951-01	(Urban Edge Properties LP)	36-4791544
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification Number)

888 Seventh Avenue
New York	NY	10019
(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number including area code:	(212)	956-2556

Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Urban Edge Properties

Title of class of registered securities	Trading symbol	Name of exchange on which registered
Common shares of beneficial interest, par value $0.01 per share	UE	The New York Stock Exchange
Urban Edge Properties LP

Title of class of registered securities	Trading symbol	Name of exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Urban Edge Properties  ☐                  Urban Edge Properties LP ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Urban Edge Properties ☐                   Urban Edge Properties LP ☐

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On March 20, 2020, the Board of Trustees (the “Board”) of Urban Edge Properties (the “Company”) increased the number of trustees comprising the Board from seven to eight and appointed Douglas W. Sesler as a trustee, effective immediately. Mr. Sesler’s initial term will extend until the Company’s 2020 annual meeting of shareholders (the “2020 Annual Meeting”), and until his successor is duly elected and qualified. He has been nominated by the Board for election at the 2020 Annual Meeting to continue to serve thereafter.
Mr. Sesler has extensive experience in the real estate sector, including in an executive position with one of the largest U.S. department store companies, as well as experience in the real estate investment banking sector. Mr. Sesler is currently the Head of Real Estate for Macy’s, Inc., a position he has held since April 2016. Mr. Sesler was president of True Square Capital LLC, a real estate investment and advisory firm from 2011 to 2016. From 2005 to 2011, he was employed at Bank of America Merrill Lynch International Ltd. in roles that included global head of principal real estate investments and global co-head of real estate investment banking. Previously, from 1989 to 2005, Mr. Sesler served in a variety of roles at Citigroup and its predecessors, including as managing director of the global real estate investment banking group, and managing director of the Travelers Realty Investment Company. He began his career in real estate roles at Chemical Bank. Mr. Sesler serves on the board of directors of Gazit Globe Ltd., an international owner, developer and operator of shopping centers. Mr. Sesler received an B.A. in Government from Cornell University.
The Company intends to enter into an indemnification agreement with Mr. Sesler in substantially the same form as the indemnification agreements that the Company has entered into with each of its existing trustees. The indemnification agreement will require, among other matters, that the Company indemnify and advance expenses to Mr. Sesler to the fullest extent permitted by Maryland law for all expenses and liabilities arising out of any proceeding involving Mr. Sesler by reason of his service as a member of the Board.
Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 20, 2020, the Board amended and restated the bylaws of the Company (the “Bylaws”) to allow for meetings of shareholders of the Company (including an annual meeting) to be held virtually, by means of remote communication, as an alternative to physical meetings, in the Board’s discretion.
The foregoing description of the Bylaws does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Bylaws, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 24, 2020, the Company issued a press release announcing the appointment of Mr. Sesler to the Board, a copy of which is furnished herewith as Exhibit 99.1. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of Urban Edge Properties (as adopted on March 20, 2020)
99.1	Press release dated March 24, 2020
101.SCH	Inline XBRL Taxonomy Extension Schema
101.CAL	Inline XBRL Extension Calculation Linkbase
101.LAB	Inline XBRL Extension Labels Linkbase
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase
104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101.*)

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

URBAN EDGE PROPERTIES
(Registrant)

Date: March 24, 2020	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President and General Counsel

URBAN EDGE PROPERTIES LP
By: Urban Edge Properties, General Partner

Date: March 24, 2020	By:	/s/ Robert C. Milton III
Robert C. Milton III, Executive Vice President and General Counsel